Exhibit 10.6

THIRD AMENDMENT TO OFFICE LEASE

This THIRD AMENDMENT TO OFFICE LEASE (‘‘Third Amendment”) is made and entered into as September 21, 2017 (the “Effective Date”), by and between REDWOOD CITY PARTNERS, LLC, a Delaware limited company (“Landlord”), and BOX, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A.    Landlord and Tenant entered into that certain Office Lease dated September 15, 2014 (the “Office Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord those certain premises (the “Premises”) consisting of a total of 334,212 rentable square feet of space, to be located within those certain office buildings (the “Buildings”) located 900 Jefferson Avenue, Redwood City, California and 900 Middlefield Avenue, Redwood City, California. The Office Lease, as amended by the First Amendment to Office Lease dated March 17, 2015, and the Second Amendment to Office Lease dated October 22, 2015, is referred to herein as the “Lease”.

B.    Landlord has made additional improvements to the Buildings, in exchange for which Tenant will be paying additional rent as provided in this Third Amendment.

C.    Landlord and Tenant desire to document the additional rent Tenant is to pay for the additional improvements to the Buildings and otherwise amend the Lease as provided herein

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as of the Effective Date, Landlord and Tenant hereby agree as follows:

1.    Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Third Amendment.

2.    Additional Rent. In consideration of Landlord’s additional improvement expenditures, Tenant will pay to Landlord, as Additional Rent due under the Lease, the sum of $353,876.86, payable within two (2) business days after the Effective Date of this Third Amendment. Notwithstanding any contrary provision in the Lease, such payment of Additional Rent shall be deemed to be timely and no interest or late charges are due with respect thereto. Furthermore, the Additional Rent satisfies in full, and forever discharges, any claims by Landlord relating to compensation for additional improvement expenditures made by Landlord prior to the Effective Date of this Third Amendment.

3.    Further Modifications Under Negotiation. Landlord and Tenant acknowledge that they previously exchanged drafts of a so-called “Third Amendment to Office Lease” that addressed not only payment of the Additional Rent called for under Section 2 above, but also a number of other issues currently under negotiation between the parties, the resolution of which will require further modification of the Lease (“Other Open Issues”). These Other Open Issues include, by way of illustration and not limitation, the Base Rent schedule for Building B, Landlord’s characterization of certain of the Tenant Improvements as Specialty Improvements under Section 8.5 of the Office Lease, and the proper segregation of costs and expenses relating to public use of the Project parking facility. Landlord and Tenant agree that nothing in this Third Amendment shall be construed to govern or otherwise affect the parties’ future resolution of the Other Open Issues.

4.    Certified Access Specialist. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises has not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp designated by Landlord, subject to Landlord’s reasonable rules and requirements; (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises to correct violations of construction-related accessibility standards; and (c) if anything done by or for Tenant in its use or occupancy of the Premises shall require any improvements or repairs to the Building or Project (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such improvements or repairs. The foregoing is not intended to modify the parties’ respective obligations under Article 24 of the Office Lease.

5.    Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment (the “Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Third Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Broker. The terms of this Section 5 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

6.    Prohibited Persons; Foreign Corrupt Practices Act and Anti-Money Laundering. Neither Tenant nor any of its affiliates, nor any of their respective members, partners or other equity holders, and none of their respective officers, directors or managers is, nor prior to or during the Lease Term, will they become a person or entity with whom U.S. persons or entities are restricted from doing business under (a) the Patriot Act (as defined below), (b) any other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including any “blocked” person or entity listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and any modifications thereto or thereof or any other person or entity named on OFAC’s Specially Designated Blocked Persons List) or (c) any other U.S. statute, Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action (collectively, “Prohibited Persons”). Prior to and during the Lease Term, Tenant, and to Tenant’s knowledge, its employees and any person acting on its behalf have at all times fully complied with, and are currently in full compliance with, the Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws. Tenant is not entering into this Third Amendment, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. As used herein, “Patriot Act” shall mean the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and all other statutes, orders, rules and regulations of the U.S. government and its various executive departments, agencies and offices interpreting and implementing the Patriot Act.

7.    Conflict; No Further Modification. In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Third Amendment, the terms and provisions of this Third Amendment shall prevail. Except as specifically set forth in this Third Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

8.    Signatures. The parties hereto consent and agree that this Third Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Third Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Third Amendment electronically, and (2) the electronic signatures appearing on this Third Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

[signatures follow on next page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Third Amendment to be executed on the date or dates set forth below, and such date, or the later date if there is more than one, shall be inserted at the beginning of this Third Amendment as the Effective Date.

“LANDLORD”:

REDWOOD CITY PARTNERS, LLC
a Delaware limited liability company

By:	KR Redwood City Member, LLC,
a Delaware limited liability company,
Its: Managing Member

	By:	Kilroy Realty, L.P.,
a Delaware limited partnership
Its: Sole Member

		By:	Kilroy Realty Corporation
a Maryland corporation
Its: General Partner

			By:	/s/ Jeffrey C. Hawken
			Name:	Jeffrey C. Hawken
			Its:	COO

			By:	/s/Richard Buziak
			Name:	Richard Buziak
			Its:	Senior Vice President Asset Management

Date:

“TENANT”:

BOX, INC.,
a Delaware corporation
By:	/s/Peter McGoff
Name:	Peter McGoff
Its:	General Counsel, Corporate Secretary

By:	/s/Dylan Smith
Name:	Dylan Smith
Its:	CFO
Date:	September 20, 2017